Exhibit 5.1

1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

July 22, 2016

Par Pacific Holdings, Inc.

One Memorial City Plaza

800 Gessner Road, Suite 875

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as special counsel to Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s proposed issuance of transferable subscription rights (the “Rights”) to purchase shares (the “Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-212107), as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Each Right will entitle the holder thereof to purchase such number of Shares upon the exercise of such Right at the exercise price per whole Share as will be described in the prospectus included as a part of the Registration Statement and to be filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”). In addition, each Right may entitle the holder thereof to purchase additional Shares pursuant to the oversubscription privilege described in the Registration Statement. The Registration Statement relates to, among other things, the (i) Rights to purchase Shares and (ii) Shares issuable upon exercise of the Rights. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Restated Certificate of Incorporation of the Company, as amended to date; (c) the Second Amended and Restated Bylaws of the Company, as amended to date; (d) certain resolutions of the Board of Directors of the Company; (e) the form of Rights certificate filed as Exhibit 4.12 to the Registration Statement; and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the General Corporation Law of the State of Delaware, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

Par Pacific Holdings, Inc.

July 22, 2016

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

1. When the Rights are distributed as contemplated by the Prospectus, they will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. The issuance and sale of the Shares upon exercise of the Rights have been duly authorized and, when issued and delivered in accordance with the terms of the Prospectus against payment therefor, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Porter Hedges LLP

PORTER HEDGES LLP